                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


                        Date of Report:  April 28, 1998

                            FIRST FINANCIAL BANCORP
             (Exact name of registrant as specified in its charter)



                        COMMISSION FILE NUMBER : 0-12499



            CALIFORNIA                                         94-28222858
  (State or other jurisdiction of                           (I.R.S. Employer
  Incorporation or Organization)                            Identification No.)


  701 SOUTH HAM LANE, LODI, CALIFORNIA                             95242
(Address of principal executive offices)                         (Zip Code)



                                 (209)-367-2000
              (Registrant's telephone number, including area code)

                                       NA
                (Former name or if changed since last report.)


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ITEM 5.      OTHER EVENTS

a) FIRST FINANCIAL BANCORP DECLARES THIRTEENTH CONSECUTIVE QUARTERLY DIVIDEND

         Based upon the earnings for the first quarter of 1998, First Financial Bancorp's Board of Directors declared a cash dividend of $.05 per share, payable May 29, 1998 to shareholders of record on May 15, 1998. This is the thirteenth consecutive quarterly dividend declared by First Financial Bancorp.

        Earnings for the quarter ended March 31, 1998, were $230,000, or $.16 per share. Annualized return on average assets and equity were .64% and 7.1%, respectively. "Cash" earnings per share, return on average assets, and return on average equity (based upon earnings before the amortization of intangible assets) were $.20, .76%, and 8.8%, respectively.

      The earnings per share of $.16 exceeded earnings for the comparable prior year quarter by $.04 per share, or 33%, after excluding from prior year earnings the impact of unique income and expense items related to loan loss recoveries and the acquisition of three branches. Net income and earnings per share for the quarter ended March 31, 1997 inclusive of those unique items was $340,000 or $.25 per share.

        Earnings benefited from increases in loan and deposit volumes as well as improvement in noniterest income. Noninterest income increased due to record mortgage loan volumes and the financial contribution of the Galt, Plymouth, and San Andreas branches acquired from Wells Fargo Bank on February 22, 1997.

        Total assets at March 31, 1998, were $149 million, representing a 1% increase over December 31, 1997. First Financial Bancorp was formed in 1982 and now provides a number of financial services to the California communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, and Folsom through its wholly owned subsidiary, Bank of Lodi.

b)   AMENDMENT TO FINANCIAL DATA SCHEDULES

        The registrant is including as exhibits, Financial Data Schedules amending the Financial data schedules submitted on Form 10-K for the period ended December 31, 1996 and to amend the Financial Data Schedules submitted on Form 10-Q for the periods ended September 30, 1996, March 31, 1997, June 30, 1997, and September 30, 1997.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


a)   Financial Statements
     not applicable

b)   Pro Forma Financial Information
     not applicable

c)   Exhibits.

     27.1   Financial Data Schedule
     27.2   Financial Data Schedule
     27.3   Financial Data Schedule

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              First Financial Bancorp
                              -----------------------


Date April 28, 1998           /s/ David M. Philipp
     --------------           --------------------
                              David M. Philipp
                              Executive Vice-President & CFO
                              Corporate Secretary

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                                 EXHIBIT INDEX

                                              Sequential
Exhibit Number            Description         Page Number
--------------            -----------         -----------
     27.1           Financial Data Schedule       6
     27.2           Financial Data Schedule       7
     27.3           Financial Data Schedule       8


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